EXHIBIT 4.1

                  FORM OF REGISTRANT'S STOCK OPTION AGREEMENT
                         NOT PURSUANT TO REGISTRANT'S
                            1997 STOCK OPTION PLAN



                            STOCK OPTION AGREEMENT
                            ----------------------


THIS AGREEMENT is made as of the [DAY] day of [MONTH], [YEAR].


BETWEEN:

     TURBODYNE TECHNOLOGIES INC., of Suite 510, 1090 West Pender Street, Vancouver, British Columbia
     (the "Company")
                                                  OF THE FIRST PART

AND:
     [NAME OF OPTIONEE], of [ADDRESS];
     -----------------

(the "Optionee")

                                                  OF THE SECOND PART

WHEREAS:


A. The Company wishes to grant the Optionee an option to purchase common shares in the capital of the Company;


B. The Company's shares are listed and posted for trading on the Vancouver Stock Exchange;


NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 given by the Optionee to the Company (the receipt of which is hereby acknowledged by the Company) the parties hereto agree as follows:


1. The Company hereby grants the Optionee an option to purchase a total of [NUMBER OF OPTIONS] common shares in the capital of the Company (the "Option") at a price of $[EXERCISE PRICE] per share exercisable on or before [EXPIRY DATE] (the "Expiry Date").

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2.   In order to exercise the Option, the Optionee shall, before 5:00 p.m. on the Expiry Date, give notice to the Company of the Optionee's intention to exercise the Option in whole or in part, such notice to be accompanied by cash, bank draft, money order or certified cheque, payable to the Company, in the appropriate amount. After receipt of such notice, the Company shall, if requested, assist the Optionee in qualifying any portion of the shares acquired upon the exercise of the Option for sale to the public through the facilities of the Vancouver Stock Exchange.


3.   If the Optionee:

(a) dies prior to the expiration of the Option, the Optionee's legal representatives may, within one year from the Optionee's death and prior to the expiry of the Option, exercise that portion of the Option which remains outstanding after which time the Option shall terminate; or

(b) ceases to act as a director or employee of the Company or its wholly-owned subsidiary or as an employee of a company providing management services to the Company for any reason other than the Optionee's death, the Option shall terminate 30 days after the date of such cessation.


4. If the issued and outstanding common shares in the capital of the Company are at any time changed by subdivision, consolidation, re-division, reduction in capital, reclassification or recapitalization (such changes are herein called collectively "Capital Alterations"), not including any issuance of additional shares for consideration, the Option shall be adjusted as follows:

(a) the number and class of shares in respect of which the Option is granted shall be adjusted in such a manner as to parallel the change created by the Capital Alterations in the class and total number of the issued and outstanding common shares; and

(b) the exercise price of each share in respect of which the Option shall operate shall be increased or decreased proportionately, as the case may require, so that upon exercising the Option the same proportionate shareholdings at the same aggregate purchase price shall be acquired after such Capital Alterations as would have been acquired before the Capital Alterations.


5. The Company and the Optionee represent to each other that the Optionee is an employee, senior officer or director or an employee, senior officer or director of an affiliate of the Company within the meaning of Section 74(2)(9) of the SECURITIES ACT (British Columbia).

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6.   The Option granted is personal to the Optionee and may not be assigned or transferred in whole or in part.


7. This Agreement constitutes and expresses the whole agreement of the parties with reference to the appointment of the Optionee and with reference to any of the matters or things herein discussed or mentioned with reference to such appointment, all promises, representations and understandings relative thereto being merged herein.


8. Any amendment to this Agreement shall be subject to the approval of the shareholders of the Company if the Optionee was an insider of the Company, as that term is used in the SECURITIES ACT (British Columbia), at the time of granting the Option or is an insider of the Company at the time of the amendment.


9. This Agreement shall be construed and enforced in accordance with the laws of British Columbia.


10. This Agreement shall be subject to the approval of all securities regulatory authorities having jurisdiction and the approval of the Vancouver Stock Exchange.


11. If the Optionee is an insider of the Company, as that term is defined in the SECURITIES ACT (British Columbia), the Optionee shall not exercise the Option prior to the approval of the Option by the shareholders of the Company. If the shareholders do not approve the Option and this Agreement, then the Option and this Agreement shall be void ab initio.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


THE COMMON SEAL OF                 )
TURBODYNE TECHNOLOGIES INC.        )
Was hereunto affixed in the        )
presence of:                       )
                                   )
______________________________     )
Authorized Signatory               )
                                   )
                                   )
______________________________     )
Authorized Signatory



SIGNED, SEALED AND DELIVERED       )
BY [NAME OF OPTIONEE]              )
    ----------------
in the presence of:                )
                                   )
______________________________     )
Signature                          )
                                   )
______________________________     )
Name                               )
                                   )
______________________________     )
Address                            )
                                   )
______________________________     )

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